EXHIBIT 99.1

Photo Release -- JoS. A. Bank Clothiers Announces the Opening of Its 600th Store; Company Plans to Grow to 800 Stores

HAMPSTEAD, Md., Dec. 3, 2012 (GLOBE NEWSWIRE) -- JoS. A. Bank Clothiers, Inc. (Nasdaq:JOSB), announces the opening of its 600th store. The 600th store opened Friday, November 30, 2012, in the Shops at Midtown Miami on North Miami Avenue in Miami, Florida.

A photo accompanying this release is available at http://www.globenewswire.com/newsroom/prs/?pkgid=16039

JoS. A. Bank has opened more than 190 stores in the past five years. It expects to open another 200 stores in the future as part of its long-term plan to grow the chain to approximately 800 stores, including 700 full-line stores and 100 factory stores in the United States, depending on, among other factors, the performance of the Company and the availability of suitable real estate over the next several years. So far in fiscal year 2012, JoS. A. Bank has opened 45 stores (35 full-line and 10 factory) and expects to open up to 47 stores for the entire year.

"We are pleased with the success of our new stores, which continue to capture new customers at a high rate," stated R. Neal Black, CEO of JoS. A. Bank. "Our new stores provide convenient shopping locations for new and existing customers, while delivering high quality products at a great value. Achieving the 600 store level represents a significant milestone for the Company. Over the past 5 years, we have opened more than 190 new stores and created more than 3,000 jobs in the United States. Our balance sheet continues to be strong and it positions us to be able to focus on the long-term growth prospects of the Company," continued Mr. Black.

In addition to the 600th store in Miami, Florida, the Company opened its 601st store on Friday, November 30, 2012 in the Great Lakes Crossing factory outlet center in Auburn Hills, Michigan.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 601 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the NASDAQ Global Select Market under the symbol "JOSB."

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity, and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of our growth strategy, including our ability to finance our expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs, including compliance with relevant legal requirements, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including, but not limited to, those described under "Risk Factors" in our Annual Report on Form 10-K for the year ended January 28, 2012 and our subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

The photo is also available at Newscom, www.newscom.com, and via AP PhotoExpress.

JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-IRHome), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com